Exhibit 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 333-108191, Form S-3 No. 333-110891 and Amendment No. 1 to Form S-3 No. 333- 114604) of I-trax, Inc. of our report dated February 24, 2004, with respect to the consolidated financial statements of Meridian Healthcare Associates, Inc. and subsidiaries (d/b/a CHD Meridian Healthcare) for the years ended December 31, 2003, 2002 and 2001, included in this Current Report on Form 8-K/A of I-trax, Inc.




Nashville, Tennessee
August 4, 2004